Exhibit 10.2

AGREEMENT OF SALE

THIS AGREEMENT OF SALE(this “Agreement”) is made this            day of February, 2004, by and between BEYOND THE WALL, INC., a Delaware corporation (“Seller”),  and 1903 WEST MAIN STREET REALTY MANAGEMENT, LLC, a Pennsylvania limited liability company (“Buyer”).

RECITALS:

A.                                   Seller owns the real property located at 1903 West Main Street, Stroudsburg, Pennsylvania, together with all improvements thereon, and more fully described on Exhibit “A” attached to this Agreement (the “Owned Property”).

B.                                     Seller, Buyer and YouthStream Media Networks, Inc., have entered into an Asset Purchase Agreement, dated February      , 2004, whereby, among other things, Seller is selling certain assets to Buyer (“Asset Purchase Agreement”).

C.                                     Seller wishes to sell to Buyer, and Buyer wishes to buy from Seller, the Owned Property, according to the terms and conditions more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, Seller and Buyer, intending to be legally bound, agree as follows:

1.                                       Sale and Assignment.  Seller shall sell and convey to Buyer, and Buyer shall purchase from Seller, the Owned Property.  Except as otherwise specifically provided herein, Buyer shall purchase the Owned Property “AS IS”.

2.                                       Purchase Price.  The Purchase Price shall be Six Hundred Fifty Thousand ($650,000.00) Dollars.  The Purchase Price shall be paid to Seller at Closing by wire transfer or otherwise in immediately available funds.

3.                                       Closing.  The Closing shall take place simultaneously with the Closing under the Asset Purchase Agreement (“Closing”).

4.                                       Taxes and Utilities.

(a)                                  All realty transfer taxes and the title insurance premiums incurred in connection with the sale of the Owned Property shall be divided equally between Buyer and Seller.

(b)                                 All real estate taxes and assessments shall be paid by Buyer.

(c)                                  All utility expenses with respect to the Owned Property shall be paid by Buyer.

5.                                       Deed; Title.  At Closing, Seller shall deliver to Buyer a special warranty deed, in the form attached hereto as Exhibit “B”, conveying the Owned Property free and clear of all liens, encumbrances and easements, excepting, however, the following:  easements of roads, privileges or rights of public service companies, if any; and easements, agreements, deed restrictions or like matters of record; and the Mortgage to be given by Buyer to Seller.   At Closing, Buyer shall deliver to Seller, a Mortgage in the form attached hereto as Exhibit “C” to secure the Note provided for in the Asset Purchase Agreement. At Closing, Buyer shall deliver to Seller a Subordination Agreement in the form attached hereto as Exhibit “D”.

6.                                       Possession.  Possession is to be delivered by deed, keys and physical possession to the Owned Property at Closing.

7.                                       Representations and Warranties of Seller.  Seller hereby represents and warrants as follows:

(a)                                  Organization and Standing.  Seller is a business corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b)                                 Power and Authority.  Seller has full power and authority to enter into this Agreement and to perform all of Seller’s covenants and undertakings herein set forth.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.

(c)                                  Enforceability.  This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally.

(d)                                 Title to the Property.  Seller has good and marketable title to the Owned Property, and is able to convey good and marketable title to Buyer free and clear of all mortgages, liens (including federal, state and local tax liens), claims, assessments, charges, pledges, security interests and other encumbrances, other than the Mortgage to be given by Buyer to Seller.

(e)                                                                                  Environmental.

(i)                                     Environmental Reports.  Seller has made available to Buyer, all environmental studies, reports, assessments, tests, and related documents and records in its possession, custody or control which relate to or affect the Owned Property.

(ii)                                  No Proceedings.  There are no known actions, suits, claims, legal proceedings or any other proceedings relating to or affecting the Owned Property based on environmental conditions or noncompliance with or violation of any Environmental Laws (as defined herein) or otherwise arising from Seller’s activities at the Owned Property involving Hazardous Substances (as defined herein), including proceedings under any Environmental Laws based on the storage, disposal, recycling, treatment or off-site transportation of Hazardous Substances generated by Seller.

(iii)                               Hazardous Substances.  Based solely upon the Environmental Reports and to the knowledge of Seller, neither the Owned Property nor the Leased Property, nor any structure, improvements, equipment, fixtures, activities or facilities thereon uses Hazardous Substances or equipment containing polychlorinated biphenyls, or lead paint, except in accordance with all applicable laws.

(iv)                              Releases.  Based solely upon the Environmental Reports and to the knowledge of Seller, there are no processes, facilities, operations, equipment or any other activities on the Owned Property which currently result in the release or threatened release of Hazardous Substances onto the Premises except in compliance with Environmental Laws.

(v)                                 Underground Storage Tanks.  Based solely upon the Environmental Reports and to the knowledge of Seller, there are no underground storage tanks or underground piping, used for the storage, transportation or management of Hazardous Substances at the Owned Property.

8.                                       Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows:

(a)                                  Organization and Good Standing.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

(b)                                 Power and Authority.  Buyer has full power and authority to enter into this Agreement and to perform all of Buyer’s covenants and undertakings herein set forth, including without limitation the full power and authority to purchase and take title to the Owned Property upon the terms and conditions set forth herein.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporate or other organizational action on the part of Buyer.

(c)                                  Enforceability.  This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally.

9.                                       Broker’s and Finder’s Fees.  Buyer shall be responsible for, and shall indemnify and hold harmless Seller for, any brokerage fee or other commission owed in connection with the sale of the Owned Property or the execution of this Agreement.

10.                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the express written consent of the other party hereto.

11.                                 Entire Agreement; Amendment.  Except as set forth herein, this Agreement, including all schedules and exhibits hereto constitute the sole understanding of the parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all other prior agreements and understandings between the parties with respect to such matters.  No amendment, modification or alteration of the terms or provisions of this Agreement, including all schedules and exhibits hereto, shall be binding unless the same shall be in writing and duly executed by the party against whom such would apply.

12.                                 Knowledge.  For purposes of this Agreement, the phrase “to the knowledge of Seller” shall mean the actual knowledge of the following officers of Seller:  Jonathan Diamond, Kevin Wright and Robert Weingarten.

13.                                 Recording.  This Agreement shall not be recorded in the Office of the Recorder of Deeds or in any other office or place of public record.

15.                                 Notices.  All notices required to be given by any of the provisions of this Agreement must be in writing.

14.                                 Counterparts.  This Agreement may be executed in more than one counterpart, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same agreement.  A signature to this Agreement delivered by telecopy or other artificial means shall be deemed valid.

15.                                 Governing Law.  This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day, month and year first above written.

WITNESS:	SELLER:
BEYOND THE WALL, INC.

By:
Name:
Title:

BUYER:
1903 WEST MAIN STREET REALTY MANAGEMENT, LLC

By:
Name:
Title:

EXHIBIT “A”

Legal Description

(see attached)

EXHIBIT “B”

Special Warranty Deed

(see attached)

EXHIBIT “C”

Mortgage

(see attached)

EXHIBIT “D”

Subordination Agreement

(see attached)